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                                                                      EXHIBIT 21

                              NUEVO ENERGY COMPANY


Subsidiaries of the Registrant


   NAME                                        State of Incorporation
   ----                                        ----------------------

   Rubicon Venture, Inc.                       Delaware

   The Nuevo Congo Company                     Delaware

   The Congo Holding Company                   Texas

   Nuevo Financing I                           Delaware

   Nuevo Ghana, Inc.                           Delaware

   Nuevo International Inc.                    Delaware

   Nuevo Congo Ltd.                            Cayman Islands

   Nuevo International Holdings Ltd.           Cayman Islands

   Nuevo Tunisia Ltd.                          Cayman Islands

   Pacific Interstate Offshore Company         California

   Nuevo Anaguid Ltd.                          Cayman Islands

   Nuevo Alyane Ltd.                           Cayman Islands

   Nuevo Canada Inc.                           Alberta, Canada